                                                                    Exhibit 99.1

INVESTOR CONTACT
John Pitt
Instinet Group Incorporated
212 310 7481
john.pitt@instinet.com

MEDIA CONTACT
Stephen Austin
Instinet Group Incorporated
212 310 4037
stephen.austin@instinet.com

                  INSTINET ANNOUNCES THIRD QUARTER 2003 RESULTS

NEW YORK, October 22, 2003 - Instinet Group Incorporated (Nasdaq: INET) today announced net income of $4 million or $0.01 per share for the third quarter of 2003. This compares to a net loss of $528 million, or $2.05 per share, for the third quarter of 2002, which included a goodwill impairment write-down of $552 million, a net investment gain of $20 million and a $1 million restructuring charge. (1),(2)

Edward J. Nicoll, Chief Executive Officer of Instinet, commented: "Market volumes declined slightly during the third quarter, which is reflected in our revenues. However, we stayed on course to reduce costs, and have reported Instinet's first positive net income since 2001. In addition, we continue to strengthen our core businesses. Our institutional broker is developing new products designed to reduce its customers' opportunity costs and increase their prospects for interacting with natural liquidity. Our two electronic marketplaces recently cut prices significantly on routing services, further highlighting the advantages to subscribers of partnering with us to obtain the opportunity of high-quality executions at low prices."

BUSINESS TRENDS

- Our clients traded 34.2 billion U.S. equity shares through Instinet * in the third quarter of 2003, up 29% from 26.5 billion shares executed in the third quarter of 2002, and down *8% from 37.1 billion shares executed in the second quarter of 2003. The decrease versus the second quarter of 2003 was due to the combination of lower overall average daily market volumes in the third quarter and reduced market share. The Island ECN accounted for 12.3 billion shares of this volume in the third quarter of 2003, compared to 1.4 billion in the third quarter of 2002, which included Island for one week subsequent to the closing of the Island acquisition.

--------
(1) Unless otherwise specified, financial results and statistical information referred to in this release include data for Island Holding Company, Inc. following the closing of our acquisition of Island on September 20, 2002.

(2) See table titled "Reconciliation of Pro Forma Operating Results for 3Q03".


                                  Instinet / 1

- U.S. equity shares executed through Instinet during the third quarter of 2003 consisted of 29.3 billion NASDAQ-listed shares and 4.8 billion U.S. exchange-listed shares.

- Our share of total U.S. equity volume was 14.7% in the third quarter, compared to 11.1% in the third quarter of 2002 and 15.5% in the second quarter of 2003.

- Our share of NASDAQ-listed equity volume was 26.5% in the third quarter, and our share of U.S. exchange-listed equity volume was 4.0%.


FINANCIAL PERFORMANCE

Revenues

Total revenues for the third quarter were $272 million, down 5% from the second quarter of 2003.

Transaction fee revenue for the third quarter was $268 million, down 3% from the second quarter of 2003. Our net equity transaction fee revenue was $156 million, down 5% from the second quarter of 2003. (2)

Expenses

Instinet's total expenses from continuing operations for the third quarter of 2003 were $267 million, down 8% from the second quarter of 2003.

- Compensation and benefits expense was $51 million in the third quarter of 2003, down 15% from the previous quarter, primarily reflecting lower staff levels and a lower severance charge. (2)

- Brokerage, clearing and exchange fees were $36 million, up 6% from the previous quarter.

- Communications and equipment expense was $25 million, down 21% from the previous quarter, primarily due to the migration of clients from our proprietary network to a third-party network.

- Other expenses were $6 million, down 32% from the second quarter of 2003, mainly due to lower bad debt and interest expenses.

Balance Sheet

At September 30, 2003, Instinet had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $637 million, tangible net assets of approximately $883 million, and shareholders' equity of approximately $992 million. There were approximately 331 million shares of common stock outstanding.


--------
(1) Unless otherwise specified, financial results and statistical information referred to in this release include data for Island Holding Company, Inc. following the closing of our acquisition of Island on September 20, 2002.

(2) See table titled "Reconciliation of Pro Forma Operating Results for 3Q03".


                                  Instinet / 2

Instinet's Chief Financial Officer, John F. Fay, commented: "Our performance in the third quarter reflects both the market environment as well as our continued focus on cost reduction. Our balance sheet remains very strong with our cash balance increasing by 12% to $637 million during the third quarter."

STRATEGIC DEVELOPMENTS

During the quarter, Instinet continued to make progress on its plan to separate its buy-side and sell-side businesses. The aim of this reorganization is to empower each business to pursue its own distinct interests, add strategic clarity to our company and lay a foundation for future profitability.

Instinet, the Institutional Broker is a value-added broker that serves institutions around the world. Its products and services are designed to improve both the trading efficacy and investment performance of our clients. They include:

- Direct, efficient and unbiased access to the global equity markets, as well as the opportunity to trade directly with other Instinet clients.

- Sophisticated trading expertise and advanced technological tools designed to make it easier to manage increasingly complex global equity trading strategies.

-     Unconflicted trading based on a pure agency business model.

Instinet plans to release to clients before year-end two key brokerage products for U.S. equity trading.

Continuous Block Crossing, or CBX is a block-matching system with minimum order and trade-size parameters and penny price increments to better facilitate block trading. Institutional clients will be able to trade directly with each other, or use advanced order functionality and routing technologies to intelligently trade orders in other market venues.

Proactive SmartRouter will enable clients, in addition to routing marketable orders to the best available execution option, to post orders in more than one venue at the same time. In a fragmented marketplace like the exchange-listed market in the U.S., posting an order in one liquidity pool may carry the opportunity cost of missing the potential for price and size improvement in another liquidity pool. Proactive SmartRouter is designed to reduce that opportunity cost.

Our sell-side business is now made up of two alternative trading systems -- the Instinet ECN and The Island ECN, and their clearing broker, Instinet Clearing Services, Inc. We are in the process of integrating these two pools of liquidity into one single ATS, to be called "INET". INET will offer matching and routing services to its U.S. registered broker-dealer subscribers. INET will provide access to one of the largest liquidity pools in NASDAQ-listed equities. It will be based on the existing Island platform, which employs a stable and scalable infrastructure that enables speed and reliability while allowing the system to operate at low cost. INET will provide its clients with access to other U.S. trading venues utilizing Instinet's SmartRouter technology.


                                  Instinet / 3

Instinet ECN and Island ECN recently announced a 25% price reduction for routing orders in over-the-counter securities to other trading venues through Instinet's SmartRouter. Further, retroactive to October 1, 2003 and effective through the end of this year, the price was reduced by an additional 12 percentage points for a 37% reduction overall. As a result of this price reduction, subscribers can now access marketplaces offering automated executions at a cost potentially lower than accessing those markets directly.

With these and other initiatives, Instinet Group is positioning its business to thrive in what continues to be a highly competitive environment. Equity markets in the U.S. may be on the verge of a phase of accelerated modernization that potentially could see a reduction in, or even the elimination of, some of the remaining regulatory and other barriers to competition in trading exchange-listed securities. As we move toward a potentially more open and competitive environment, Instinet will be ready to serve those investors looking for technologically advanced products and services focused solely on customers' needs.

WEBCAST

Instinet will webcast a conference call to discuss its third quarter results at 11:00 a.m. New York time today at http://www.investor.instinet.com. A replay will be available at the same address following the call.

ABOUT INSTINET

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Instinet is part of the Reuters family of companies.

Through our electronic platforms, our customers can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2003 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET is a registered service mark in the United States and in other countries throughout the world. Instinet is part of the Reuters family of companies.


                                  Instinet / 4

Instinet Corporation (member NASD/SIPC), The Island ECN, Inc. (member NASD/CSE/SIPC), Instinet Clearing Services, Inc. (member NASD/SIPC) and the Island Holding Company, Inc. are subsidiaries of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding trading volumes is also included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and on the Company's website at www.instinetgroup.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.


                                  Instinet / 5

Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)


                                                                                             THREE MONTHS ENDED
                                                                                 SEPT 30,         JUNE 30,          SEPT 30,
                                                                               -----------      -----------      -----------
                                                                                  2003              2003              2002
                                                                               -----------      -----------      -----------
REVENUE
Transaction fees                                                               $   268,210      $   275,909      $    63,917
Interest                                                                             4,931            6,651           10,699
Investments                                                                           (667)           2,841          (20,336)
                                                                               -----------      -----------      -----------
          TOTAL REVENUES                                                           272,474          285,401          254,280

EXPENSES

Compensation and benefits                                                           51,450           60,749           63,809
Soft dollar and commission recapture                                                54,894           49,604           51,824
Broker-dealer rebates                                                               53,552           58,630           39,004
Brokerage, clearing and exchange fees                                               35,553           33,446           42,079
Communications and equipment                                                        24,917           31,617           26,620
Depreciation and amortization                                                       22,408           23,534           16,712
Occupancy                                                                           12,567           13,175           12,223
Professional fees                                                                    5,739            7,228            5,110
Marketing and business development                                                   2,958            3,480            2,451
Other                                                                                5,728            8,407            9,899
Restructuring                                                                           --               --              955
Goodwill impairment                                                                     --               --          551,991
Insurance recovery of fixed assets lost                                             (2,989)              --               --
                                                                               -----------      -----------      -----------
          TOTAL EXPENSES                                                           266,777          289,870          822,677
                                                                               -----------      -----------      -----------

      Income (loss) from continuing operations before income taxes and               5,697           (4,469)        (568,397)
      cumulative effect of change in accounting principle
      Income tax provision (benefit)                                                 1,652              732          (39,958)
                                                                               -----------      -----------      -----------
      Income (loss) from continuing operations before cumulative effect of           4,045           (5,201)        (528,439)
      change in accounting principle

Discontinued operations:
      Loss from operations of fixed income business                                     --               --               --
      Income tax benefit                                                                --               --               --
                                                                               -----------      -----------      -----------
      Income (loss) before cumulative effect of change in accounting                 4,045           (5,201)        (528,439)
      principle

      Cumulative effect of change in accounting principle, net of tax                   --               --               --
                                                                               -----------      -----------      -----------
          NET INCOME (LOSS)                                                    $     4,045      $    (5,201)     $  (528,439)
                                                                               ===========      ===========      ===========

NET INCOME (LOSS) PER SHARE - BASIC & DILUTED

      Income (loss) from continuing operations                                 $      0.01      $     (0.02)     $     (2.05)
Discontinued operations:
      Loss from operations of fixed income business                                     --               --               --
      Income tax benefit                                                                --               --               --
                                                                               -----------      -----------      -----------
      Income (loss) before cumulative effect of change in accounting                  0.01            (0.02)           (2.05)
      principle

      Cumulative effect of chg in accounting principle, net of tax                      --               --               --
                                                                               -----------      -----------      -----------
          NET INCOME (LOSS) PER SHARE                                          $      0.01      $     (0.02)     $     (2.05)
                                                                               ===========      ===========      ===========

Weighted average shares outstanding - basic                                        330,893          330,841          258,206
Weighted average shares outstanding - diluted                                      332,289          330,841          258,487


                                                                                     NINE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                               ----------------------------
                                                                                  2003              2002
                                                                               -----------      -----------
REVENUE
Transaction fees                                                               $   799,343      $   799,731
Interest                                                                            17,929           31,591
Investments                                                                        (19,504)         (39,231)
                                                                               -----------      -----------
          TOTAL REVENUES                                                           797,768          792,091

EXPENSES

Compensation and benefits                                                          176,183          221,016
Soft dollar and commission recapture                                               153,556          167,153
Broker-dealer rebates                                                              162,602           67,798
Brokerage, clearing and exchange fees                                              103,024          112,527
Communications and equipment                                                        87,254           89,116
Depreciation and amortization                                                       70,016           53,765
Occupancy                                                                           42,200           39,370
Professional fees                                                                   19,305           16,774
Marketing and business development                                                   9,219           13,338
Other                                                                               21,995           42,425
Restructuring                                                                           --           58,395
Goodwill impairment                                                                     --          551,991
Insurance recovery of fixed assets lost                                             (7,989)              --
                                                                               -----------      -----------
          TOTAL EXPENSES                                                           837,365        1,433,668
                                                                               -----------      -----------

      Income (loss) from continuing operations before income taxes and             (39,597)        (641,577)
      cumulative effect of change in accounting principle
      Income tax provision (benefit)                                                (4,123)         (59,778)
                                                                               -----------      -----------
      Income (loss) from continuing operations before cumulative effect of         (35,474)        (581,799)
      change in accounting principle

Discontinued operations:
      Loss from operations of fixed income business                                     --          (33,356)
      Income tax benefit                                                                --           10,770
                                                                               -----------      -----------
      Income (loss) before cumulative effect of change in accounting               (35,474)        (604,385)
      principle

      Cumulative effect of change in accounting principle, net of tax                   --          (18,642)
                                                                               -----------      -----------
          NET INCOME (LOSS)                                                    $   (35,474)     $  (623,027)
                                                                               ===========      ===========

NET INCOME (LOSS) PER SHARE - BASIC & DILUTED

      Income (loss) from continuing operations                                 $     (0.11)     $     (0.22)
Discontinued operations:
      Loss from operations of fixed income business                                     --            (0.13)
      Income tax benefit                                                                --             0.04
                                                                               -----------      -----------
      Income (loss) before cumulative effect of change in accounting                 (0.11)           (0.31)
      principle

      Cumulative effect of chg in accounting principle, net of tax                      --            (0.07)
                                                                               -----------      -----------
          NET INCOME (LOSS) PER SHARE                                          $     (0.11)     $     (0.38)
                                                                               ===========      ===========


Weighted average shares outstanding - basic                                        330,833          251,865
Weighted average shares outstanding - diluted                                      330,833          251,965


Note: Results for Island Holding Company, Inc. are included subsequent to 09/20/02.


                                  Instinet / 6

Instinet Group Incorporated
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)


                                                       Q3             Q2             Q1             Q4             Q3
                                                    ---------      ---------      ---------      ---------      ---------
                                                      2003           2003           2003           2002           2002
                                                    ---------      ---------      ---------      ---------      ---------
REVENUE
Transaction fees                                    $ 268,210      $ 275,909      $ 255,224      $ 278,441      $ 263,917
Interest                                                4,931          6,651          6,347          8,546         10,699
Investments                                              (667)         2,841        (21,678)       (19,878)       (20,336)
                                                    ---------      ---------      ---------      ---------      ---------
          TOTAL REVENUES                              272,474        285,401        239,893        267,109        254,280

EXPENSES

Compensation and benefits                              51,450         60,749         63,984         60,745         63,809
Soft dollar and commission recapture                   54,894         49,604         49,058         50,161         51,824
Broker-dealer rebates                                  53,552         58,630         50,420         56,601         39,004
Brokerage, clearing and exchange fees                  35,553         33,446         34,025         36,994         42,079
Communications and equipment                           24,917         31,617         30,720         36,604         26,620
Depreciation and amortization                          22,408         23,534         24,074         24,659         16,712
Occupancy                                              12,567         13,175         16,458         16,158         12,223
Professional fees                                       5,739          7,228          6,338          7,820          5,110
Marketing and business development                      2,958          3,480          2,781          3,756          2,451
Other                                                   5,728          8,407          7,860         16,559          9,899
Restructuring                                              --             --             --         62,405            955
Goodwill impairment                                        --             --             --             --        551,991
Loss of fixed assets at World Trade Center                 --             --             --             --             --
Insurance recovery of fixed assets lost                (2,989)            --         (5,000)            --             --
                                                    ---------      ---------      ---------      ---------      ---------
          TOTAL EXPENSES                              266,777        289,870        280,718        372,462        822,677
                                                    ---------      ---------      ---------      ---------      ---------

      Income (loss) from continuing operations
      before income taxes and cumulative effect
      of change in accounting principle                 5,697         (4,469)       (40,825)      (105,353)      (568,397)
      Income tax provision (benefit)                    1,652            732         (6,507)         6,690        (39,958)
                                                    ---------      ---------      ---------      ---------      ---------
      Income (loss) from continuing operations
      before cumulative effect of change in
      accounting principle                              4,045         (5,201)       (34,318)      (112,043)      (528,439)

Discontinued operations:
      Loss from operations of fixed income                 --             --             --           (412)            --
      business
      Income tax benefit                                   --             --             --            252             --
                                                    ---------      ---------      ---------      ---------      ---------
      Income (loss) before cumulative effect of
      change in accounting principle                    4,045         (5,201)       (34,318)      (112,203)      (528,439)
      Cumulative effect of change in accounting
      principle, net of tax                                --             --             --             --             --
                                                    ---------      ---------      ---------      ---------      ---------
          NET INCOME (LOSS)                         $   4,045      $  (5,201)     $ (34,318)     $(112,203)     $(528,439)
                                                    =========      =========      =========      =========      =========

Basic and diluted:
                                                    ---------      ---------      ---------      ---------      ---------
          EARNINGS (LOSS) PER SHARE                 $    0.01      $   (0.02)     $   (0.10)     $   (0.34)     $   (2.05)
                                                    =========      =========      =========      =========      =========



                                                       Q2             Q1             Q4             Q3
                                                    ---------      ---------      ---------      ---------
                                                      2002           2002           2001           2001
                                                    ---------      ---------      ---------      ---------
REVENUE
Transaction fees                                    $ 269,933      $ 265,881      $ 319,219      $ 311,737
Interest                                               11,958          8,934         11,562         14,254
Investments                                           (13,181)        (5,714)        17,817         (6,330)
                                                    ---------      ---------      ---------      ---------
          TOTAL REVENUES                              268,710        269,101        348,598        319,661

EXPENSES

Compensation and benefits                              70,989         86,218         83,996         84,820
Soft dollar and commission recapture                   61,738         53,591         58,174         51,595
Broker-dealer rebates                                  25,503          3,291             --             --
Brokerage, clearing and exchange fees                  33,767         36,681         40,364         33,284
Communications and equipment                           29,187         33,309         32,872         36,939
Depreciation and amortization                          17,930         19,123         21,269         21,206
Occupancy                                              13,595         13,552         11,587         14,424
Professional fees                                       6,646          5,018          7,880          8,085
Marketing and business development                      7,480          3,407          2,739            843
Other                                                  16,852         15,674         13,742         14,312
Restructuring                                          42,410         15,030          1,557         22,821
Goodwill impairment                                        --             --             --             --
Loss of fixed assets at World Trade Center                 --             --            818         19,528
Insurance recovery of fixed assets lost                    --             --         (1,472)       (19,528)
                                                    ---------      ---------      ---------      ---------
          TOTAL EXPENSES                              326,097        284,894        273,526        288,329
                                                    ---------      ---------      ---------      ---------

      Income (loss) from continuing operations
      before income taxes and cumulative effect
      of change in accounting principle               (57,387)       (15,793)        75,072         31,332
      Income tax provision (benefit)                  (14,117)        (5,703)        26,662         15,685
                                                    ---------      ---------      ---------      ---------
      Income (loss) from continuing operations
      before cumulative effect of change in
      accounting principle                            (43,270)       (10,090)        48,410         15,647

Discontinued operations:
      Loss from operations of fixed income            (23,581)        (9,775)        (4,535)       (11,871)
      business
      Income tax benefit                                6,946          3,824          1,844          4,434
                                                    ---------      ---------      ---------      ---------
      Income (loss) before cumulative effect of
      change in accounting principle                  (59,905)       (16,041)        45,719          8,210
      Cumulative effect of change in accounting
      principle, net of tax                                --        (18,642)            --             --
                                                    ---------      ---------      ---------      ---------
          NET INCOME (LOSS)                         $ (59,905)     $ (34,683)     $  45,719      $   8,210
                                                    =========      =========      =========      =========

Basic and diluted:
                                                    ---------      ---------      ---------      ---------
          EARNINGS (LOSS) PER SHARE                 $   (0.24)     $   (0.14)     $    0.18      $    0.03
                                                    =========      =========      =========      =========


Note: Results for Island Holding Company, Inc. are included subsequent to 09/20/02.


                                  Instinet / 7

Instinet Group Incorporated
Consolidated Statistical Data
(Unaudited)

The following table presents key transaction volume information, as well as certain other operating information.


                                                                                                                  PERCENTAGE CHANGE
                                                                                                                  -----------------
                                                                                       THREE MONTHS ENDED         SEPT 30, 2003 VS
                                                                                       ------------------         -----------------
                                                                                SEPT 30,   JUNE 30,   SEPT 30,    JUNE 30,  SEPT 30,
                                                                                --------   --------   --------
                                                                                  2003       2003       2002        2003      2002
                                                                                --------   --------   --------    --------  --------
Total U.S. equity share volume (millions) (1), (2)                               231,762     239,78    239,100     -3.34%     -3.07%
Instinet's U.S. equity share volume (millions) (1), (2)                           34,168     37,065     26,471     -7.82%     29.08%
Instinet's share of total U.S. equity share volume (1), (2)                         14.7%      15.5%      11.1%
                                                                                --------   --------   --------
Total Nasdaq-listed equity share volume (millions) (2)                           110,672    112,524    110,195     -1.65%      0.43%
Instinet's Nasdaq-listed equity share volume (millions) (2)                       29,345     31,996     22,569     -8.28%     30.02%
Instinet's share of total Nasdaq-listed equity share volume (2)                     26.5%      28.4%      20.5%
                                                                                --------   --------   --------

Total U.S. exchange-listed equity share volume (millions) (2)                    121,091    127,256    128,905     -4.84%     -6.06%
Instinet's U.S. exchange-listed equity share volume (millions) (2)                 4,823      5,069      3,902     -4.85%     23.61%
Instinet's share of total U.S. exchange-listed equity share volume (2)               4.0%       4.0%       3.0%
                                                                                --------   --------   --------

Instinet's U.S. equity transaction volume (thousands)                             74,634     75,934     37,789     -1.71%     97.50%
Instinet's non-U.S. equity transaction volume (thousands)                          1,320      1,547      2,376    -14.67%    -44.44%
                                                                                --------   --------   --------
Instinet's total equity transaction volume (thousands)                            75,954     77,481     40,165     -1.97%     89.10%
                                                                                --------   --------   --------
Instinet's average U.S. equity transaction size (shares per transaction)             458        488        700     -6.21%    -34.64%
Instinet's average equity transactions per day (thousands)                         1,166      1,205        628     -3.25%     85.69%
                                                                                --------   --------   --------
Transaction fees from US equities (thousands)                                   $225,962   $229,973   $208,388     -1.74%      8.43%
Transaction fees from non-US equities (thousands)                                 42,248     45,936     55,529     -8.03%    -23.92%
                                                                                --------   --------   --------
Total equity transaction fees (thousands)                                       $268,210   $275,909   $263,917     -2.79%      1.63%

Net transaction fees from US equities (thousands) (non-GAAP financial
measure)(3)                                                                     $126,497   $135,475   $130,121     -6.63%     -2.79%
Net transaction fees from non-US equities (thousands) (non-GAAP financial         29,173     28,840     40,495      1.15%    -27.96%
measure) (3)
                                                                                --------   --------   --------
Total net equity transaction fees (thousands) (non-GAAP financial measure) (3)  $155,670   $164,315   $170,616     -5.26%     -8.76%

Instinet's average equity transaction fee revenue per share (4)                 $ 0.0033   $ 0.0031   $ 0.0039      6.45%    -15.38%
Instinet's average net equity transaction fee revenue per share (non-GAAP       $ 0.0018   $ 0.0018   $ 0.0024      0.24%    -24.82%
financial measure) (3),(4)                                                          --------   --------   --------


Full time employees at period end                                                  1,259      1,311      1,723     -3.97%    -26.93%

(1) U.S. shares consist of shares of U.S exchange-listed and Nasdaq-listed stocks.

(2) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes"in our Annual Report on Form 10-K for the year ended December 31, 2002.

(3) Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses and broker-dealer rebates from the related equity transaction fees. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues.

(4) Average transaction fee revenue is calculated by dividing transaction fee revenue for the buy and sell side of each transaction by total share volume.

(5) Represents Instinet Group Incorporated volume from all sources, including the Island ECN subsequent to 09/20/02 and Instinet Corporation.


                                  Instinet / 8

Instinet Group Incorporated
Customer Operating Data (1)
(Unaudited)


                                                               Q3       Q2         Q1       Q4        Q3        Q2        Q1
                                                              ----     ----       ----     ----      ----      ----      ----
                                                              2003     2003       2003     2002      2002      2002      2002
                                                              ----     ----       ----     ----      ----      ----      ----
INSTINET, THE INSTITUTIONAL BROKER
   A. US EQUITIES

      Average daily volume (million shares)                      91        87        83        85        88        90       100
      Amount charged to client per share (2)                $0.0148   $0.0144   $0.0141   $0.0150   $0.0154   $0.0168   $0.0176

   B. NON-US EQUITIES
      Average daily consideration (millions) (3)            $   649      $666      $783      $751      $936      $874      $940
      Average basis points charged to client per
      consideration traded (3)                                  6.2       5.7       5.1       5.5       5.6       5.8       5.9

INET ATS

   MATCHED AVERAGE DAILY VOLUME (4)

      NASDAQ-listed equity share volume (million shares)        389       444       380       450       313       208       155
       Share of total market                                   22.5%     24.8%     26.1%     27.4%     18.2%     11.4%      8.5%

      U.S. exchange-listed equity share volume (million
      shares)                                                    40        45        48        47        17         6         8
       Share of total market                                    2.1%      2.2%      2.5%      2.4%      0.8%      0.4%      0.5%

      U.S. total equity share volume (million shares) (5)       429       489       428       497       330       214       163
       Share of total market                                   11.9%     12.8%     12.8%     13.9%      8.8%      6.1%      4.6%


(1) For a description of how we calculate our share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes"in our Annual Report on Form 10-K for the year ended December 31, 2002.

(2) Net of soft dollar and commission recapture expenses and broker-dealer rebates.

(3) Commissions on European and Asian transactions are calculated as a percentage (i.e., basis points) of the total value (i.e., consideration of the transaction) (price times number of shares).

(4) Matched volume reflects transactions where the buyer and seller are matched on our ATSs.

(5)   U.S. shares consist of shares of exchange-listed and Nasdaq-listed stocks.


                                  Instinet / 9

Instinet Group Incorporated

Reconciliation of Pro Forma Operating Results for 3Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(1) Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, goodwill impairment, fixed assets losts at the World Trade Center and related insurance recoveries, and the related tax effects of those items. The following schedule reconciles our operating income to our GAAP financial results:

                                                                                 THREE MONTHS ENDED
                                                                      SEPTEMBER 30,      JUNE 30,       SEPTEMBER 30,
                                                                      -------------      --------       -------------
                                                                          2003            2003              2002
                                                                        --------         --------         --------


Total revenues, as reported                                             $ 272,474        $ 285,401        $ 254,280
Investments                                                                   667           (2,841)          20,336
                                                                        ---------        ---------        ---------
Pro forma revenues                                                        273,141          282,560          274,616
                                                                        ---------        ---------        ---------

Total expenses, as reported                                               266,777          289,870          822,677
Less: Severance included in compensation and benefits                        (602)          (7,938)              --
Less: Restructuring                                                            --               --             (955)
Less: Goodwill impairment                                                      --               --          551,991)
Add: Insurance recovery of fixed assets at the World Trade Center           2,989               --               --
                                                                        ---------        ---------        ---------
Pro forma operating expenses                                              269,164          281,932          269,731
                                                                        ---------        ---------        ---------

                                                                        ---------        ---------        ---------
Pro forma income before income taxes                                        3,977              628            4,885
                                                                        ---------        ---------        ---------

Income tax provision (benefit), as reported                                 1,652              732          (39,958)
Tax effect of pro forma adjustments                                          (429)           1,413           41,833
                                                                        ---------        ---------        ---------
Pro forma provision for income taxes                                        1,223            2,145            1,875
                                                                        ---------        ---------        ---------

Net income (loss), as reported                                              4,045           (5,201)        (528,439)
Net effect of pro forma adjustments                                        (1,291)           3,684          531,449
                                                                        ---------        ---------        ---------
Pro forma net income (loss)                                             $   2,754        $  (1,517)       $   3,010
                                                                        ---------        ---------        ---------

Earnings (loss) per share - basic and diluted, as reported              $    0.01        $   (0.02)       $   (2.05)
Net effect of pro forma adjustments                                            --             0.02             2.06
                                                                        ---------        ---------        ---------
Pro forma earnings (loss) per share - basic and diluted                 $    0.01        $    0.00        $    0.01
                                                                        ---------        ---------        ---------

Weighted average shares outstanding - basic                               330,893          330,841          258,206
Weighted average shares outstanding - diluted                             332,289          330,841          258,487


                                  Instinet / 10

Instinet Group Incorporated

Reconciliation of Pro Forma Operating Results for 3Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(2) Our transaction fees earned from our customers trading equity securities have represented, and continue to represent, a substantial part of our revenues. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues, which has a dilutive effect on our operating margins. Therefore, when evaluating our revenues from equity transactions, management reviews our net equity transaction fee revenue, based on U.S. securities and non-U.S. securities. Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses as well as broker-dealer rebates from the related equity transaction fees, as well as non-equity related revenues, and is calculated as follows:


                                                                                                   THREE MONTHS ENDED
                                                                                     SEPTEMBER 30,     JUNE 30,        SEPTEMBER 30,
                                                                                     -------------     --------        -------------
                                                                                        2003             2003             2002
                                                                                      ---------        ---------        ---------
Total

Transaction fee revenue, as reported                                                  $ 268,210        $ 275,909        $ 263,917
Less: non equity related transaction fee revenue                                         (4,094)          (3,360)          (2,473)
Less: soft dollar revenues and commission recapture expenses                            (54,894)         (49,604)         (51,824)
Less: broker-dealer rebates                                                             (53,552)         (58,630)         (39,004)
                                                                                      ---------        ---------        ---------
Net equity transaction fee revenue                                                    $ 155,670        $ 164,315        $ 170,616
                                                                                      =========        =========        =========

U.S.

Transaction fee revenue from U.S. equities                                            $ 225,962        $ 229,973        $ 208,388
Less: non equity related transaction fee revenue                                         (4,094)          (3,360)          (2,473)
Less: soft dollar revenues and commission recapture expenses from U.S. equities         (41,819)         (32,508)         (36,790)
Less: broker-dealer rebates                                                             (53,552)         (58,630)         (39,004)
                                                                                      ---------        ---------        ---------
Net equity transaction fee revenue from U.S. equities                                 $ 126,497        $ 135,475        $ 130,121
                                                                                      =========        =========        =========

U.S. revenue per share

Average U.S. equity transaction fee revenue (per share, per side)                     $  0.0033        $  0.0031        $  0.0039
Less: non equity related transaction fee revenue                                        (0.0001)         (0.0001)         (0.0001)
Less: soft dollar revenues and commission recapture expenses from U.S. equities         (0.0006)         (0.0004)         (0.0007)
Less: broker-dealer rebates                                                             (0.0008)         (0.0008)         (0.0007)
                                                                                      ---------        ---------        ---------
Average U.S. equity net transaction fee revenue (per share, per side)                 $  0.0018        $  0.0018        $  0.0024
                                                                                      =========        =========        =========

Non-U.S

Transaction fee revenue from non-U.S. equities                                        $  42,248        $  45,936        $  55,529
Less: soft dollar revenues and commission recapture expenses from non-U.S. equities     (13,075)         (17,096)         (15,034)
                                                                                      ---------        ---------        ---------
Net equity transaction fee revenue from non-U.S. equities                             $  29,173        $  28,840        $  40,495
                                                                                      =========        =========        =========


                                 Instinet / 11